EXHIBIT 10.3

                       MANAGEMENT AND EMPLOYMENT CONTRACT


     EMPLOYMENT CONTRACT, dated as of October 1, 2005, between ENDAVO MEDIA AND COMMUNICATIONS, INC., a Delaware corporation (the "Company"), Paul D. Hamm an individual, residing at 700 High Hampton Run, Alpharetta, GA 30022 ("Executive").

     The Company desires to engage Executive to perform executive management services for the Company, any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 11) any successor or assign of any of them (the "Corporations"), and Executive desires to perform such services, on the terms and conditions hereinafter set forth.

1.   Term

     The Company agrees to employ Executive, and Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on October 1, 2005 (the "Commencement Date") and ending 3 years from the commencement date, or such shorter period as may be provided for herein. The period during which Executive is employed hereunder is hereinafter referred to as the "Employment Period."

2.   Duties and Services

     During the Employment Period, Executive shall be employed as President of the Company and shall also perform duties and services in the capacity of Chief Executive officer of the Company. Executive shall have such powers and duties in the management of the Company as may be prescribed in one or multiple resolutions by the Board of Directors and, to the extent not so provided, as generally pertain to the office of Chief Executive Officer, subject to the direction and oversight of the Board of Directors. Executive agrees to his employment as described in this Section 2 and agrees to devote substantially all of his business time and efforts to the performance of his duties under this Agreement and to promote and advance the business interests of the Company in a lawful, diligent and proper manner. Executive shall comply with the policies and procedures of the Company adopted by the Board of Directors and executive management from time to time. Executive shall not be required to change his residence, but shall be available to travel as the needs of the business require.

3.   Consulting Provision

     Without limiting all other rights under this agreement, including compensation due and payable under the agreement, Executive may convert this Employment Contract into a consulting contract, with the non-competition clause in Section 7 no longer applicable, if

     (a) Executive is not elected a director or does not continue to serve as a director while he desires to be a director,

     (b) Executive is not elected to and maintained in the executive position of President as specified in the Employment Contract or is not allowed to perform his duties as Chief Executive Officer as specified in the Employment Contract,

     (c) Executive has a policy dispute with the Board of Directors of the Company, with officers of the Company senior to him, or with the Board of Directors or any officer of any of the Conglomerates Corporations (as defined below), or

     (d) the control of the Company or of any of the Conglomerates Corporations changes.

4.   Compensation

     (a) As full compensation for his services hereunder, the Company shall (i) pay Executive, during the Employment Period, an annual base salary rate of $75,000, payable in equal semi monthly installments or at such intervals (at least monthly) as salaries are paid generally to other full-time employees of the Company, (ii) issue a non-qualified employee stock option to the Executive, in the form of option typically used by the Company and under a current and effective Stock Option Plan established by the Company, to purchase up to 1,000,000 shares of common stock of the Company, free and clear of any encumbrances, at the fair market value of the common stock at the date of issue of the options (The options shall vest according to the following schedule: 34% on the first anniversary of this agreement; 33% on the second anniversary of this agreement and 33% on the third anniversary of this agreement), (iii) provide Executive with health and life insurance policies, if requested, or alternatively shall pay Executive a monthly health insurance reimbursement not to exceed $500, without further agreement by the Company, based on submission of proper insurance premium expense documentation and (iv) reimburse Executive for Executive's legal expenses related to negotiating this Agreement and the Non-Qualified Stock Option Agreement of an amount not to exceed $1,000. Nothing contained herein shall preclude Executive from participating in the present or future Executive benefit or bonus compensation plans of the Company if he meets the eligibility requirements therefore. Executive shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company.


     (b) Incentive Salary Rate. The Executive shall receive an increase in annual base salary rate, as defined in section 4(a)(i) of this agreement, to equal $120,000 ($10,000 per month) once the company has achieved net sales (revenue) equal to or greater than the amount of $104,166.67 ($1,250,000 annualized) in any given month during the period of this agreement ("required run rate"), as reported by the company's accounting Executive or controller and reported to the executive officers of the company and the Board of Directors. The new rate shall become effective on the month after the required run rate was achieved and reported and shall continue for the duration of the contract.

5.   Expenses

     Executive shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

6.   Participation in Benefit Plans.

     During the Employment Period, Executive shall be eligible to participate in all Executive benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, 401k and other Executive benefit plans of Employer.

Representations and Warranties of Executive
-------------------------------------------

     Executive represents and warrants to the Company that (a) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Executive is under no physical or mental disability that would preclude his performance, with or without reasonable accommodation, of the essential duties of his position.

7.   Non-Competition

     A. Executive agrees that he will not (a) during the period he is employed by any of the Corporations under this Agreement or otherwise engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, manager, owner, or partner of, any other business or organization, whether or not such business or organization now is or shall then be competing with the Company, and (b) for a period of one year after he ceases to be employed by the Company under this Agreement or otherwise, directly or indirectly compete with or be engaged in the same business as of the Company, or be employed by, or act as consultant or lender to, or be a director, officer, manager, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 7 will not be deemed breached merely because Executive owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     B. In the event that there is a dispute between Executive and Company whereby (i) Executive is no longer an executive manager of the Company, (ii) a Change of Control has occurred, or (iii) the Company has failed to honor is obligations hereunder; Executive shall no longer be subject to the terms of this
Section 7 Non-Competition clause. Additionally, participation in the ownership and/or supporting the management of AlphaWest Capital Partners, LLC, The Tracker Corporation of America (a.k.a., Hat Trick Networks, Inc.) and/or SovCap Investment Management Group, LLC, or any of their affiliates shall not be deemed a breach of this section.

8.   Patents, Etc.

     Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Executive now or hereafter during the period he is employed by the Company under this Agreement or otherwise may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions free and clear of all liens, charges, and encumbrances.

 9.  Confidential Information

     All confidential information which Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company. Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

10.  Life Insurance

     If requested by the Company, Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Executive. Executive has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing for healthy men of his age.

11.  Termination

     The Executive's employment hereunder may be terminated under the following circumstances:

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If the Board determines in good faith, based on medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment hereunder for a continuous period of ninety (90) days to such an extent that he shall be unable to perform his duties hereunder then the Company may, after the expiration of said ninety
(90) day period and during the continuance of such disability or incapacity, give to the Executive a Notice of Termination (as defined in Section 11(e) hereof) of the Executive's employment hereunder and such employment shall terminate on the date provided in Section 11(f) hereof.

     (c) Termination by the Company. The Company may terminate the Executive's employment hereunder at any time with or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the engaging by the Executive in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (C) the failure or refusal by the Executive to devote his full business time and attention to the performance of his duties and responsibilities hereunder or other breach by the Executive of this Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause, unless the Company shall have given the Executive (i) notice (the "Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgment of the Board, the Executive was guilty of conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Executive shall have thirty (30) days in which to appear before the Board with counsel, or take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.

     (d) Termination by the Executive. The Executive may voluntarily terminate his employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Executive has not been guilty of the conduct set forth in clauses (A), (B) or (C) of Section 11(c) hereof, (i) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or
(ii) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties or responsibilities or material change in his title. The Executive's election to terminate under this Section 11(d) shall be made by giving Notice of Termination not later than 60 days from, as applicable, the date that the Company fails to cure under (i) above, the assignment of duties under (ii) above, and the date that the Executive is advised of the termination under (iii) above. Notwithstanding the provisions of clause (ii) of the first sentence of this Section 11(d), a change in title which represents a promotion and the assignment of different or additional duties or responsibilities in connection therewith shall not constitute "Good Reason."

     (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 11(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (f) Date of Termination. Except to the extent otherwise herein provided, "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 11(a), the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 11(b) or (c), the date of or a later date specified in the Notice of Termination, (iii) if the Executive's employment is terminated pursuant to Section 11(d), the date on which the Notice of Termination is given and (iv) if this Agreement is continued in effect to the end of the Term, the last day of the Term. Except as provided in and subject to
Section 12 hereof, the Company shall not have any obligation to Executive for salary continuation, severance or termination pay upon termination of this Agreement.

12.  Compensation Upon Termination

     (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 11(b) hereof), then the Company shall pay the Executive his full Base Salary or Incentive Salary Rate through the Date of Termination (to the extent not otherwise paid through the Date of Termination) at the rate in effect immediately prior to the Date of Termination, provided that if the Executive's employment hereunder terminates by reason of his death, the Company shall continue to make salary payments at the rate of the Base Salary then in effect in respect of the month of death and three calendar months immediately following the month of death.

     (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or (ii) by the Executive for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum, not later than the fifth day following the Date of Termination, the following amounts, which shall not be discounted to take into account present value:

     (i) to the extent not otherwise paid through the Date of Termination, the amount of salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

     (ii) in lieu of any further salary and bonus or other incentive compensation payments to the Executive for periods subsequent to the Date of Termination, the total amount of salary then in effect that would be paid for three calendar months.

13.  Merger, Etc.

     In the event of a future disposition of more than 51% of the properties or business of the Company, by merger, consolidation, sale of assets, or otherwise (a "Change of Control"), then the Company may elect:

     (a) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

     (b) convert this Employment Contract into a consulting contract, except with the non-competition clause described in Section 7 herein no longer being applicable.

     (c) If the agreement is not assigned by the acquiring or surviving corporation or if a consulting contract is not agreed upon, then a Termination Payment shall be made as defined in Section 12(b)(i) and 12(b)(ii) of this agreement.

14.  Survival

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

15.  Modification

     This Agreement and the exhibits thereto sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

16.  Notices

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 16. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 16. Any notice or other communication given by certified mail or such comparable method shall be deemed given at the time of certification thereofor comparable act, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 16 shall be deemed given at the time of receipt thereof.

If to the Company, to:                    If to Executive, to:
Endavo Media and Communications, Inc.     Paul D Hamm
50 West Broadway, Suite 400               700 High Hampton Run
Salt Lake City, UT 84101                  Alpharetta, GA 30022
Facsimile No. (801)933-5640               Facsimile No. (678) 623-5026

with a copy to                            with a copy to

J Bennett Grocock                         Michael Schwamm
The Business Law Group                    Duane Morris
255 South Orange Ave,                     380 Lexington Ave
Suite 1201                                New York, NY 10168
Orlando, FL 32801                         Facsimile No. (212) 692-1020
Facsimile No. (407) 992-1124

17.  Waiver

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

18.  Binding Effect

     Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 13.

19.  Separability

     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

20.  No Third Party Beneficiaries

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 19).

21.  Headings

     The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

22.  Counterparts; Governing Law

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws.

23.  Arbitration

     Any dispute or controversy arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration to be held in the State of Delaware in accordance with the National Rules for the Resolution of Employment Disputes rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of courts of the State of Delaware and of any federal court located in such State for this purpose. The losing party in such arbitration shall pay all the costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of the other party(ies) thereto. Notwithstanding the foregoing, either party may apply to any court of the State of Delaware or any federal court located in such State for injunctive relief to maintain the status quo until the arbitration award is rendered or the controversy is otherwise resolved, and each party hereby consents to the exclusive jurisdiction and venue of such courts for such purpose; and either party may apply to any court of competent jurisdiction for injunctive relief and specific performance under Section 7, 8 or 9.

24.  Attorneys' Fees.

     Attorneys' Fees. In the event any dispute or litigation arises hereunder between any of the parties hereto, their heirs, personal representatives, agents, successors or assigns, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' and paralegals' fees and costs incurred before and at any trial, arbitration, or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

25.  Jurisdiction and Service of Process

     Each party hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. In any such action or proceeding, each party waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 17. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, a party so served shall appear or answer such summons, complaint, or other process. Should such party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered by the other party against such party or the amount as demanded in any summons, complaint, or other process so served.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            ENDAVO MEDIA AND
                                            COMMUNICATIONS , INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Member of the Board of Directors



                                    EXECUTIVE


                                    Paul D. Hamm